EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Pre-Effective Amendment No. 4 to Registration Statement of our report dated August 1, 2005 relating to the consolidated balance sheets as of July 15, 2005 and December 31, 2004 of Cornerstone Core Properties REIT, Inc., which are contained in that Prospectus. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO SEIDMAN, LLP

Costa Mesa, California
August 29, 2005